UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 11, 2006
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9608 (Commission File Number)	36-3514169 (IRS Employer Identification No.)

10 B Glenlake Parkway Suite 300 Atlanta, Georgia (Address of Principal Executive Offices)	30328 (Zip Code)
Registrant’s telephone number, including area code: (770) 407-3800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release
Pro Forma Income Statements and Segment Reporting Schedules

Item 2.02     Results of Operations and Financial Condition.
The information in this Report, including the Exhibits attached hereto, is furnished pursuant to Item 2.02 and Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
On September 11, 2006, Newell Rubbermaid Inc. (the “Company”) issued a press release announcing that it has entered into an agreement for the intended sale of its Little Tikes business unit to MGA Entertainment, Inc. A copy of the Company’s press release, dated September 11, 2006, is attached as Exhibit 99.1.
The Company has updated its quarterly and full year proforma income statements and historical segment reporting to reflect the intended sale of the Little Tikes business, which will be reclassified to discontinued operations. The updated proforma income statements and segment reporting schedules can be found on the investor relations portion of the Company’s website at www.newellrubbermaid.com and are attached hereto as Exhibit 99.2.
The updated proforma income statements and reporting schedules contain non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the income statements and reporting schedules, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.
The Company has used the financial measures that are included in the proforma income statements and reporting schedules for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are “non-GAAP financial measures” — and the information they provide are useful to investors since these measures:
•	enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

•	permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.
The Company’s management believes that operating income, income from continuing operations and earnings per share from continuing operations, excluding impairment and certain restructuring charges, for the Company and operating income (including as a percentage of sales), excluding impairment and certain restructuring charges for each of the Company’s segments, are also useful to investors because they provide meaningful perspective on the current, underlying performance of the Company’s continuing operations. Another purpose for which the Company uses diluted earnings per share from continuing operations, excluding impairment and certain restructuring charges, is as a performance goal that helps determine the amount, if any, of cash bonuses for corporate management employees under the Company’s management cash bonus plan.
While the Company believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Item 7.01.     Regulation FD Disclosure.
The information set forth under Item 2.02 above is also intended to be disclosed under this Item 7.01 and is hereby incorporated by reference.
Item 9.01.     Financial Statements and Exhibits.
             (c)    Exhibits.

Exhibit
Number	Description

99.1	Press release, dated September 11, 2006, issued by Newell Rubbermaid Inc.

99.2	Proforma income statements and segment reporting schedules for Newell Rubbermaid Inc. updated to reflect the intended sale of the Little Tikes business unit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
Date: September 12, 2006	By:	/s/ Dale L. Matschullat
Dale L. Matschullat
Vice President -- General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 11, 2006, issued by Newell Rubbermaid Inc.

99.2	Proforma income statements and segment reporting schedules for Newell Rubbermaid Inc. updated to reflect the intended sale of the Little Tikes business unit.